     As filed with the Securities and Exchange Commission on April 1, 1999
          Post-Effective Amendment No. 2 to Registration Statement No. 333-14209 Post-Effective Amendment No. 4 to Registration Statement No. 333-02571

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                                --------------
                            DUKE ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

               North Carolina                          56-0205520
          (State of Incorporation)         (I.R.S. Employer Identification No.)

                            526 South Church Street
                        Charlotte, North Carolina 28202
              (Address of principal executive offices) (zip code)

                                 (704) 594-6200
                        (Registrant's telephone number)

                                --------------

             RICHARD J. OSBORNE                                JOHN SPUCHES
        Executive Vice President and                       Dewey Ballantine LLP
           Chief Financial Officer                      1301 Avenue of the Americas
           526 South Church Street                       New York, New York 10019
       Charlotte, North Carolina 28202                 Telephone No. (212) 259-7700
        Telephone No. (704) 382-5159

         (Names, addresses and telephone numbers of agents for service)

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     Proposed
 Title of Each Class of Securities to           Maximum Aggregate              Amount of
            be Registered                         Offering Price            Registration Fee
--------------------------------------------------------------------------------------------
 First and Refunding Mortgage Bonds;
            Debt Securities                    $1,300,000,000(1)(2)           $278,000(3)
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,300,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $1,300,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(2) Subject to footnote (1), there are being registered hereunder an indeterminate principal amount of First and Refunding Mortgage Bonds ("Bonds") and an indeterminate principal amount of unsecured debt securities ("Debt Securities"), such Debt Securities to consist of an indeterminate principal amount of Senior Notes and an indeterminate principal amount of Subordinated Notes, as may be sold at indeterminate prices, from time to time, by the Registrant.
(3) Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus which is part of this Registration Statement constitutes a combined Prospectus which also relates to Post-Effective Amendment No. 4 to Registration Statement No. 333-02571, previously filed by the Registrant on Form S-3, as to which Bonds having an aggregate offering price of $300,000,000 (for which a registration fee of $103,449 was paid) remain unsold. Such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This Prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these + +securities in any state where the offer or sale of these securities is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to Completion Dated March 31, 1999

P R O S P E C T U S


                                 $1,300,000,000

                            Duke Energy Corporation

                       First and Refunding Mortgage Bonds

                                Debt Securities

                                  -----------

  This Prospectus contains summaries of the general terms of these securities. We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this Prospectus. You should read this Prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this Prospectus is accompanied by a Prospectus Supplement.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                 The date of this Prospectus is April   , 1999.

   You should rely only on the information provided or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any accompanying Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................   3
Where You Can Find More Information........................................   3
Forward-Looking Statements.................................................   4
Duke Energy Corporation....................................................   5
Use of Proceeds............................................................   7
Description of the New Bonds...............................................   7
Description of the New Debt Securities.....................................  11
Plan of Distribution.......................................................  20
Experts....................................................................  21
Legal Matters..............................................................  21

                               ABOUT THIS PROSPECTUS

   This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under the shelf registration process, we may sell any combination of the securities described in this Prospectus in one or more offerings up to a total dollar amount of $1,300,000,000. The securities that we may offer are First and Refunding Mortgage Bonds, Senior Notes and Subordinated Notes.

   This Prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. The Registration Statement we filed with the SEC includes exhibits that provide more details about the matters discussed in this Prospectus. You should read this Prospectus and the related exhibits filed with the SEC and any Prospectus Supplement together with the additional information described under the next caption, "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION
   We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information about the operation of the public reference rooms. In addition, you may inspect our reports and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, N.Y. 10005, where certain of our securities are listed. Our SEC filings are available on the SEC's Web site at http://www.sec.gov. Information about us is also available on our Web site at http://www.duke-energy.com.

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus and should be read with the same care. Information that we file later with the SEC will automatically update and supersede this information.

   The following documents are incorporated in and made a part of this Prospectus by reference:

  .  our annual report on Form 10-K for the year ended December 31, 1998;

  . our current reports on Form 8-K dated January 25, 1999, February 11, 1999, March 8, 1999 and March 10, 1999;

  . the definitive joint proxy statement-prospectus that we and PanEnergy Corp filed dated March 13, 1997;

  . the annual report on Form 10-K of PanEnergy Corp for the year ended December 31, 1996; and

  . the quarterly reports on Form 10-Q of PanEnergy Corp for the quarters ended March 31, 1997 and June 30, 1997.

Any documents that we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 will also be incorporated by reference into this Prospectus until we sell all of the securities being registered.

   You may request a copy of these filings at no cost by writing or calling us at the following address or one of the following telephone numbers:

    Investor Relations Department
    Duke Energy Corporation
    P.O. Box 1005
    Charlotte, North Carolina 28201
    (704) 382-3853 or (800) 488-3853 (toll-free)

                           FORWARD-LOOKING STATEMENTS

   This Prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts" and the like. These statements represent our intentions, plans, expectations and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. These factors include:

  . state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and degree to which competition enters the electric and natural gas industries;

  . industrial, commercial and residential growth in our service territories or the service territories of our subsidiaries;

  .  the weather and other natural phenomena;

  .  the timing and extent of changes in commodity prices and interest rates;

  . changes in environmental and other laws and regulations to which we and our subsidiaries are subject or other external factors over which we have no control;

  .  the results of financing efforts;

  .  growth in opportunities for our business units;

  .  achievement of Year 2000 readiness; and

  . the effect of accounting policies issued periodically by accounting standard-setting bodies.

   We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this Prospectus and any accompanying Prospectus Supplement might not occur.

                            DUKE ENERGY CORPORATION

   We, together with our subsidiaries, are an integrated energy and energy services provider with the ability to offer physical delivery and management of both electricity and natural gas throughout the United States and abroad. We, directly or through our subsidiaries, provide these and other services through seven business segments:

  .  Electric Operations

  .  Natural Gas Transmission

  .  Field Services

  .  Trading and Marketing

  .  Global Asset Development

  .  Other Energy Services

  .  Real Estate Operations

     Electric Operations generates, transmits, distributes and sells electric energy in central and western North Carolina and the western portion of South Carolina (doing business as Duke Power or Nantahala Power and Light).

     Natural Gas Transmission, through its northeast pipelines, provides interstate transportation and storage of natural gas for customers primarily in the Mid-Atlantic and New England states. Until the sale of the midwest pipelines to a subsidiary of CMS Energy Corporation, which was consummated on March 29, 1999, Natural Gas Transmission provided interstate transportation and storage services in the midwest states.

     Field Services gathers, processes, transports and markets natural gas and produces and markets natural gas liquids. Field Services operates gathering systems in ten states that serve major gas-producing regions in the Rocky Mountains, Permian Basin, Mid-Continent and Gulf Coast areas. Field Services significantly expanded its operations by the acquisition on March 31, 1999 of the natural gas gathering, processing, fractionation and natural gas liquids pipeline business of a unit of Union Pacific Resources.

     Trading and Marketing markets natural gas, electricity and other energy-related products across North America. We own a 60% interest in Trading and Marketing, with Mobil Corporation owning a 40% minority interest.

     Global Asset Development develops, owns and operates energy-related facilities worldwide. Global Asset Development conducts its operations primarily through Duke Energy Power Services, LLC and Duke Energy International, LLC.

     Other Energy Services provides engineering, consulting, construction and integrated energy solutions worldwide, primarily through Duke Engineering & Services, Inc., Duke/Fluor Daniel and DukeSolutions, Inc.

     Real Estate Operations develops high-quality commercial and residential real estate projects and manages forest holdings in the southeastern United States. Real Estate Operations conducts its business through Crescent Resources, Inc.

   We completed a merger with PanEnergy Corp on June 18, 1997 which was accounted for as a pooling of interests. PanEnergy Corp was involved in the gathering, processing, transportation and storage of natural gas, the production of natural gas liquids and the marketing of natural gas, electricity and other energy-related products.

   The foregoing information about us and our subsidiaries is only a general summary and is not intended to be comprehensive. For additional information about us and our subsidiaries you should refer to the information described under the caption "Where You Can Find More Information."

   Our principal executive offices are located at 526 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

                             Recent Financial Data

   The following shows only selected consolidated financial information. You should refer to the financial statements included in the documents incorporated by reference in this Prospectus for additional information. See "Where You Can Find More Information."

                                                       Year Ended December 31,
                                                       -----------------------
                                                        1998   1997(1) 1996(1)
                                                       ------- ------- -------
                                                        (Millions, except per
                                                             share data)
Operating Revenues.................................... $17,610 $16,309 $12,302
Net Income............................................   1,252     974   1,074
Earnings Available for Common Stock...................   1,231     902   1,030

Earnings per share of Common Stock (before
 extraordinary item)
  Basic...............................................   $3.43   $2.51   $2.90
  Dilutive............................................    3.42    2.50    2.88
Earnings per share of Common Stock
  Basic...............................................    3.41    2.51    2.85
  Dilutive............................................    3.40    2.50    2.83

--------
(1) Data reflects accounting for the combination with PanEnergy Corp on June 18, 1997 as a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1996.

                                                            Capitalization as of
                                                             December 31, 1998
                                                            --------------------
                                                                 (Millions)
Common Stock Equity........................................ $     8,150      49%
Preferred Stocks...........................................         333        2
Trust Preferred Securities.................................         919        6
Debt (including short-term debt)...........................       7,168       43
                                                            ----------- --------
  Total.................................................... $    16,570     100%
                                                            =========== ========

                       Ratio of Earnings to Fixed Charges

                                                 Year Ended December 31,
                                           ------------------------------------
                                           1998 1997(1) 1996(1) 1995(1) 1994(1)
                                           ---- ------- ------  ------- -------
Ratio of Earnings to Fixed Charges........ 4.7    4.1    4.3      4.0     3.6

   For purposes of this ratio (a) earnings consist of income from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of all interest deductions and the interest component of rentals.

--------
(1) Data reflects accounting for the combination with PanEnergy Corp on June 18, 1997 as a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1994.

                                USE OF PROCEEDS

   Unless we state otherwise in any Prospectus Supplement, we will use the net proceeds from the sale of the First and Refunding Mortgage Bonds, Senior Notes and Subordinated Notes being offered:

  . to redeem or purchase from time to time presently outstanding securities when we anticipate those transactions will result in an overall cost savings;

  .  to repay maturing securities;

  .  to finance our ongoing construction program; or

  .  for general corporate purposes.

If we do not use the net proceeds immediately, we may temporarily invest them in short-term interest-bearing obligations or deposit them with banks.

                          DESCRIPTION OF THE NEW BONDS

   We will issue the First and Refunding Mortgage Bonds as one or more series under our First and Refunding Mortgage, dated as of December 1, 1927, to The Chase Manhattan Bank, as Trustee, as supplemented and amended. In the following discussion, we will refer to the First and Refunding Mortgage as the "Mortgage." We will refer to all of our First and Refunding Mortgage Bonds as "Bonds" and the Bonds to be issued under this shelf registration as the "New Bonds." We will refer to the Trustee under the Mortgage as the "Bond Trustee." The Mortgage and the form of supplemental indenture to the Mortgage relating to the New Bonds are exhibits to the Registration Statement.

   The following description of the New Bonds is only a summary and is not intended to be comprehensive. For additional information you should refer to the Mortgage.

General

   The amount of Bonds which we may issue under the Mortgage is unlimited. Our Board of Directors will determine the terms of each series of the New Bonds, including denominations, maturity and interest rate and whether the New Bonds will have redemption or sinking fund provisions.

   Unless we state otherwise in the applicable Prospectus Supplement, we will issue the New Bonds only in fully registered form, without coupons. There will be no service charge for any transfers and exchanges of the New Bonds. We may, however, require payment to cover any stamp tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the New Bonds may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041.

   The New Bonds will be issuable in denominations of $1,000 and multiples of $1,000, unless we state otherwise in any Prospectus Supplement. New Bonds will be exchangeable for an equivalent principal amount of New Bonds of other authorized denominations of the same series.

   The applicable Prospectus Supplement will describe the maturity, interest and payment terms of the New Bonds and any relevant redemption provisions.

Security

   The Mortgage creates a continuing lien to secure the payment of principal and interest on the Bonds. All the Bonds are equally and ratably secured without preference, priority or distinction. The lien of the Mortgage covers substantially all of our properties, real, personal and mixed, and our franchises, including properties acquired after the date of the Mortgage, with certain exceptions. Those exceptions include cash, accounts receivable, inventories of materials and supplies, merchandise held for sale, securities that we hold, certain after-acquired property not useful in our electric business, certain after-acquired franchises and certain after-acquired non-electric properties.

   The lien of the Mortgage is subject to certain permitted liens and to liens that exist upon properties that we acquired after we entered into the Mortgage to the extent of the amounts of prior lien bonds secured by those properties (not, however, exceeding 75% of the cost or value of those properties) and additions to those properties. "Prior lien bonds" are bonds or other indebtedness that are secured at the time of acquisition by a lien upon property that we acquire after the date of the Mortgage that becomes subject to the lien of the Mortgage.

Issuance of Additional Bonds

   If we satisfy the conditions in the Mortgage, the Bond Trustee may authenticate and deliver additional Bonds in an aggregate principal amount not exceeding:

  . the amount of cash that we have deposited with the Bond Trustee for that purpose;

  . the amount of previously authenticated and delivered Bonds or refundable prior lien bonds that have been or are to be retired which, with certain exceptions, we have deposited with the Bond Trustee for that purpose; or

  . 66 2/3% of the aggregate of the net amounts of additional property (electric) certified to the Bond Trustee after February 18, 1949.

   The Bond Trustee may not authenticate and deliver any additional Bonds under the Mortgage, other than certain types of refunding Bonds, unless our available net earnings for twelve consecutive calendar months within the immediately preceding fifteen calendar months have been at least twice the amount of the annual interest charges on all Bonds outstanding under the Mortgage, including the Bonds proposed to be issued, and on all outstanding prior lien bonds that the Bond Trustee does not hold under the Mortgage.

   We may not apply to the Bond Trustee to authenticate and deliver any Bonds
(1) in an aggregate principal amount exceeding $26,000,000 on the basis of additional property (electric) that we acquired or constructed prior to January 1, 1949 or (2) on the basis of Bonds or prior lien bonds paid, purchased or redeemed prior to February 1, 1949. We may not certify any additional property (electric) which is subject to the lien of any prior lien bonds for the purpose of establishing those prior lien bonds as refundable if the aggregate principal amount of those prior lien bonds exceeds 66 2/3% of the net amount of the additional property that is subject to the lien of such prior lien bonds.

Release Provisions

   The Mortgage permits us to dispose of certain property and to take other actions without the Bond Trustee releasing that property. The Mortgage also permits the release of mortgaged property if we deposit cash or other consideration equal to the value of the mortgaged property to be released. In certain events and within certain limitations, the Bond Trustee is required to pay out cash that the Bond Trustee receives--other than for the Replacement Fund or as the basis for issuing Bonds--upon our application.

   We may withdraw cash that we deposited with the Bond Trustee as the basis for issuing Bonds in an amount equal to the principal amount of any Bonds that we are entitled to have authenticated and delivered on the basis of additional property (electric), on the basis of Bonds previously authenticated and delivered or on the basis of refundable prior lien bonds.

Replacement Fund

   The Mortgage requires us to deposit with the Bond Trustee annually, for the Replacement Fund established under the Mortgage, the sum of the "replacement requirements" for all years beginning with 1949 and ending with the last calendar year preceding the deposit date, less certain deductions. Those deductions are

(1) the aggregate original cost of all fixed property (electric) retired during that time period, not exceeding the aggregate of the gross amounts of additional property (electric) that we acquired or constructed during the same period, and (2) the aggregate amount of cash that we deposited with the Bond Trustee up to that time, or that we would have been required to deposit except for permitted reductions, under the Replacement Fund.

   The "replacement requirement" for any year is 2 1/2% of the average "amount of depreciable fixed property" (electric) owned by us at the beginning and end of that year, not exceeding, however, the amount we are permitted to charge as an operating expense for depreciation or retirement by any governmental authority, or the amount deductible as depreciation or similar expense for federal income tax purposes. The "amount of depreciable fixed property" (electric) is the amount by which the sum of $192,913,385 plus the aggregate gross amount of all depreciable additional property (electric) that we acquired or constructed from January 1, 1949 to the date as of which such amount is determined exceeds the original cost of all of our depreciable fixed property (electric) retired during that period or released from the lien of the Mortgage.

   We may reduce the amount of cash at any time required to be deposited in the Replacement Fund and may withdraw any cash that we previously deposited that is held in the Replacement Fund (1) in an amount equal to 150% of the principal amount of Bonds previously authenticated and delivered under the Mortgage, or refundable prior lien bonds, deposited with the Bond Trustee and on the basis of which we would otherwise have been entitled to have additional Bonds authenticated and delivered and (2) in an amount equal to 150% of the principal amount of Bonds which we would otherwise be entitled to have authenticated and delivered on the basis of additional property (electric).

   Upon our application, the Bond Trustee will apply cash that we deposited in the Replacement Fund and have not previously withdrawn to the payment, purchase or redemption of Bonds issued under the Mortgage or to the purchase of refundable prior lien bonds.

   We have never deposited any cash with the Bond Trustee for the Replacement Fund. If we deposit any cash in the future, we have agreed not to apply that cash to the redemption of the New Bonds as long as any Bonds now outstanding remain outstanding.

Amendments of the Mortgage

   We may amend the Mortgage with the consent of the holders of 66 2/3% of the Bonds, except that no such amendment may:

  . affect the terms of payment of principal at maturity or of interest or premium on any Bond;

  . affect the rights of Bondholders to sue to enforce any such payment at maturity; or

  .  reduce the percentage of Bonds required to consent to an amendment.

No amendment may affect the rights under the Mortgage of the holders of less than all of the series of Bonds outstanding unless the holders of 66 2/3% of the Bonds of each series affected consent to the amendment.

   The covenants included in the supplemental indenture for any series of New Bonds will be solely for the benefit of the holders of those New Bonds. We may modify any such covenant only with the consent of the holders of 66 2/3% of those New Bonds outstanding, without the consent of Bondholders of any other series.

Events of Default

   The Bond Trustee may, and at the written request of the holders of a majority of the outstanding Bonds will, declare the principal of all outstanding Bonds due when any event of default under the Mortgage occurs. The holders of a majority of the outstanding Bonds may, however, waive the default and rescind the declaration if we cure the default.

   Events of default under the Mortgage include:

  .  default in the payment of principal;

  .  default for 60 days in the payment of interest;

  . default in the performance of any other covenant in the Mortgage continuing for 60 days after the Bond Trustee or the holders of not less than 10% in principal amount of the Bonds then outstanding give notice of the default; and

  .  certain bankruptcy or insolvency events with respect to the Corporation.

   The Bond Trustee is under no obligation to exercise any of its powers at the request of any of the holders of the Bonds unless those Bondholders have offered to the Bond Trustee security or indemnity satisfactory to it against the cost, expenses and liabilities to be incurred. The holders of a majority of the Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or the exercise of any trust or power of the Bond Trustee. The Bond Trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

   We provide an officers' certificate each year to the Bond Trustee stating whether we have complied with the covenants of the Mortgage.

Concerning the Bond Trustee

   The Chase Manhattan Bank is the Bond Trustee. We and certain of our affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank.

                    DESCRIPTION OF THE NEW DEBT SECURITIES

   The New Debt Securities will be either senior unsecured debt securities or subordinated unsecured debt securities. In the following discussion, we sometimes refer to the senior unsecured debt securities as "Senior Notes" and to the subordinated unsecured debt securities as "Subordinated Notes."

   We will issue New Debt Securities that are Senior Notes in one or more series under our Senior Indenture dated as of September 1, 1998 between us and The Chase Manhattan Bank, as Trustee, as supplemented and amended. We will issue New Debt Securities that are Subordinated Notes in one or more series under our Subordinated Indenture dated as of December 1, 1997 between us and The Chase Manhattan Bank, as Trustee, as supplemented and amended. Each of the Senior Indenture and the Subordinated Indenture is, as applicable, sometimes called the "Indenture." The Senior Indenture and the Subordinated Indenture, together, are sometimes called the "Indentures." Each of the Trustee under the Senior Indenture and the Trustee under the Subordinated Indenture is, as applicable, called the "Trustee." The Indentures and the forms of supplemental indenture to the Indentures are exhibits to the Registration Statement.

   The following description of the Debt Securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the applicable Indenture.

General

   Neither Indenture limits the amount of Debt Securities that we may issue under it. We may issue Debt Securities from time to time under each Indenture in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance. The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

   The Debt Securities are unsecured obligations. The Bonds are effectively senior to the Debt Securities to the extent of the value of the properties securing them. As of December 31, 1998, we had approximately $2,265,000,000 of Bonds outstanding.

   We conduct our non-electric operations, and certain of our electric operations outside our service area in the Carolinas, through subsidiaries. Accordingly, our ability to meet our obligations under the Debt Securities is partly dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. In addition, the rights that we and our creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. We anticipate that certain of our subsidiaries will incur substantial amounts of debt in the expansion of their businesses.

   Neither Indenture protects the holders of Debt Securities if we engage in a highly leveraged transaction.

Provisions Applicable to Particular Series

   The Prospectus Supplement for a particular series of Debt Securities will specify the terms of that series, including, if applicable:

  .  the title of the series;

  .  any limit on the principal amount of the Debt Securities of the series;

  . the date or dates on which principal is payable or the method for determining such date or dates, and any right that we have to change the date on which principal is payable;

  . the interest rate or rates, if any, or the method for determining such rate or rates, and the date or dates from which interest will accrue;

  .  any interest payment dates and the regular record date, if any;

  . whether we may extend the interest payment periods and, if so, the terms of the extension;

  . the place or places where payments will be made, if other than the principal corporate trust office of the Trustee;

  . any obligation that we have to redeem the Debt Securities through a sinking fund or purchase the Debt Securities through a purchase fund or at the option of the holder;

  . whether we have the option to redeem the Debt Securities and, if so, the terms of our redemption option;

  . whether the provisions described under the caption "Defeasance and Covenant Defeasance" will not apply to the Debt Securities;

  . the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

  . if payments may be made, at our election or at the holder's election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

  . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

  . whether the Debt Securities will be issuable as global securities and, if so, the depositary;

  . any changes in the events of default or covenants with respect to the Debt Securities;

  . any index or formula used for determining principal, premium or interest;

  . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount (or the manner of determining it);

  . the subordination of the Debt Securities to any other of our indebtedness, including other series of Subordinated Notes (for series of Subordinated Notes only); and

  .  any other terms.

   Unless we state otherwise in any Prospectus Supplement, we will issue the New Debt Securities only in fully registered form, without coupons. There will be no service charge for any registration of transfer or exchange of the Debt Securities. We may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Debt Securities may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041.

   The New Debt Securities will be issuable in denominations of $1,000 and any multiples of $1,000, unless we state otherwise in any Prospectus Supplement.

   We may offer and sell the New Debt Securities, including original issue discount Debt Securities, at a substantial discount below their principal amount. The applicable Prospectus Supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable Prospectus Supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any New Debt Securities which are denominated in a currency other than U.S. dollars.

Global Securities

   We may issue some or all of the Debt Securities of any series as Global Securities. We will register each Global Security in the name of a depositary identified in the applicable Prospectus Supplement. The Global Securities will be deposited with the depositary or nominee or custodian for the depositary.

   As long as the depositary or its nominee is the registered holder of a Global Security, that person will be considered the sole owner and holder of the Global Security and the Debt Securities it represents for all purposes. Except in limited circumstances, owners of a beneficial interest in a Global
Security:

  . may not have the Global Security or any Debt Securities it represents registered in their names;

  . may not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for the Global Security; and

  . will not be considered the owners or holders of the Global Security or any Debt Securities it represents for any purposes under the Debt Securities or the applicable Indenture.

   We will make all payments of principal and any premium and interest on a Global Security to the depositary or its nominee as the holder of the Global Security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

   Ownership of beneficial interests in a Global Security will be limited to institutions having accounts with the depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a Global Security is issued, the depositary will credit on its book entry, registration and transfer system the principal amounts of Debt Securities the Global Security represents to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  .  the depositary, with respect to participants' interests; and

  . any participant, with respect to interests the participant holds on behalf of other persons.

   Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security. None of the following will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to beneficial interests in a Global Security, for payments made on account of such beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  .  the Corporation;

  .  the Trustee under the Senior Indenture;

  .  the Trustee under the Subordinated Indenture; or

  .  an agent of any of the above.

Redemption


   Any provisions relating to the redemption of Debt Securities will be set forth in the applicable Prospectus Supplement. Unless we state otherwise in any Prospectus Supplement, we may redeem Debt Securities only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless we state otherwise in the applicable Prospectus Supplement, that notice may state that the redemption will be conditional upon the Trustee, or the applicable Paying Agent, receiving sufficient funds to pay the principal, premium and interest on those Debt Securities on the date fixed for redemption and that if the Trustee or the applicable Paying Agent does not receive those funds, the redemption notice will not apply, and we will not be required to redeem those Debt Securities.

   We will not be required to:

  . issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the notice is mailed identifying the Debt Securities of that series that have been selected for redemption; or

  . register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

   Each Indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our properties and assets to, another corporation or other entity. Any successor must, however, assume our obligations under that Indenture and the Debt Securities issued under it, and we must deliver an officers' certificate and an opinion of counsel to the Trustee that affirm compliance with all conditions in the Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for us under the Indenture, and we will be relieved of our obligations under that Indenture and the Debt Securities issued under it.

Modification; Waiver

   We may amend or modify either Indenture with the consent of the holders of a majority of the outstanding Debt Securities of all series of Debt Securities issued under the Indenture that are affected by the amendment or modification, voting as one class. The consent of the holder of each outstanding Debt Security affected is, however, required to:

  . change the maturity date of the principal, or any installment of principal or interest on that Debt Security;

  . reduce the principal amount, the interest rate or any premium payable upon redemption on that Debt Security;

  . reduce the amount of principal due and payable upon acceleration of maturity;

  . change the currency of payment of principal, premium or interest on that Debt Security;

  . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

  . reduce the percentage in principal amount of Debt Securities of any series required to amend or modify the applicable Indenture, to waive compliance with certain restrictive provisions of the applicable Indenture or to waive certain defaults; or

  . with certain exceptions, modify the provisions of the applicable Indenture governing amendments of the Indenture or governing waiver of covenants or past defaults.

In addition, we may supplement either Indenture to create new series of Debt Securities and for other purposes, without the consent of any holders of Debt Securities issued under that Indenture.

   The holders of a majority of the outstanding Debt Securities of any series may waive, for that series, our compliance with certain restrictive provisions of the Indenture under which those Debt Securities were issued. The holders of a majority of the outstanding Debt Securities of all series under an Indenture with respect to which a default has occurred and is continuing, all holders of those series voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Debt Security or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected.

   We may not amend the Subordinated Indenture to change the subordination of any outstanding Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

   If certain payments on a series of Debt Securities are insured by a financial guaranty insurance policy or other policy, terms other than those that are described in the preceding two paragraphs may apply to that series.

Events of Default

   The following are Events of Default under each Indenture with respect to any series, unless we state otherwise in any Prospectus Supplement:

  . failure to pay principal of or any premium on any Debt Security of that series when due;

  . failure to pay any interest on any Debt Security of that series, when due, that continues for 60 days; for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of Debt Securities that permit such deferrals;

  . failure to make any sinking fund payment when required for any Debt Security of that series that continues for 60 days;

  . failure to perform any covenant in the applicable Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Debt Securities of that series give us written notice of the default; and

  . certain bankruptcy, insolvency or reorganization events with respect to the Corporation.

In the case of the fourth Event of Default listed above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

   Additional Events of Default may be established for a particular series and, if established, will be described in the applicable Prospectus Supplement.

   If an Event of Default with respect to Debt Securities of a series occurs and is continuing, then the Trustee or the holders of at least 33% of the outstanding Debt Securities of that series may declare the principal amount of all Debt Securities of that series to be immediately due and payable. However, that Event of Default will be deemed waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

  . we have paid or deposited with the Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Trustee under the applicable Indenture; and

  . all Events of Default with respect to that series, other than the nonpayment of the principal which became due solely by virtue of the declaration, have been cured or waived.

   The Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Debt Securities unless those holders have offered the Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority of the outstanding Debt Securities of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercise of any trust or power of the Trustee with respect to those Debt Securities. The Trustee may withhold notice of any default (except a default in the payment of principal or interest) from the holders of any series if the Trustee in good faith considers it in the interest of the holders to do so.

   The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments.

   If certain payments on a series of Debt Securities are insured by a financial guaranty insurance policy or other policy, terms other than those that are described in the preceding three paragraphs may apply to that series.

   We are required to furnish each year to the Trustee under each Indenture an officers' certificate to the effect that we are not in default under the applicable Indenture or, if there has been a default, specifying the default and its status.

Paying Agent

   Unless we state otherwise in any Prospectus Supplement, the Trustee will act as Paying Agent for the Debt Securities, and the principal corporate trust office of the Trustee will be the office through which the Paying Agent acts. We may, however, change or add Paying Agents or approve a change in the office through which a Paying Agent acts.

   Any money that we have paid to a Paying Agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments.

Negative Pledge

   While any of the Senior Notes remain outstanding, we will not create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any of our property, whether owned on or acquired after the date of the Senior Indenture, to secure any of our indebtedness for borrowed money, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

   The foregoing restriction does not apply to, among other things:

  . purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that we acquired after the date of the Senior Indenture;

  . mortgages, liens, pledges, security interests or other encumbrances existing on any property at the time we acquired it, including those which exist on any property of an entity with which we are consolidated or merged or which transfers or leases all or substantially all of its properties to us;

  . mortgages, liens, pledges, security interests or other encumbrances upon any of our property that existed on the date of the initial issuance of the Senior Notes;

  . pledges or deposits to secure performance in connection with bids, tenders, contracts--other than contracts for the payment of money--or leases to which we are a party;

  . liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

  . liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

  . liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

  .  liens securing industrial revenue or pollution control bonds;

  . liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of any of our indebtedness;

  . liens created in connection with, and created to secure, a non-recourse obligation;

  . Bonds issued or to be issued from time to time under the Mortgage, and the "permitted liens" specified in the Mortgage;

  . indebtedness which we issue in connection with our consolidation or merger with any other entity, which may be our affiliate, in exchange or in substitution for secured indebtedness of that entity ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prevents that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prevents that entity from incurring secured indebtedness;

  . indebtedness of any entity which we are required to assume in connection with a consolidation or merger of that entity, with respect to which any of our property is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

  . mortgages, liens, pledges, security interests or other encumbrances upon any property that we acquired, constructed, developed or improved after the date of the Senior Indenture which are created before, at the time of, or within 18 months after such acquisition--or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later-- to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that we own other than real property that is unimproved up to that time; and

  . the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance, or of any agreement described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, we may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of our indebtedness for borrowed money that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of our common stockholders' equity as shown on our consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

Defeasance and Covenant Defeasance

   Unless the particular series of Debt Securities provides otherwise, we may be:

  . discharged from our obligations (with certain exceptions) with respect to any series of Debt Securities, such a discharge being called a "Defeasance" in this Prospectus; and

  . released from our obligations under certain restrictive covenants especially established with respect to any series of Debt Securities, including the obligations described above under the caption "Negative Pledge" with respect to any series of Senior Notes, such a release being called a "Covenant Defeasance" in this Prospectus.

To effect a Defeasance or Covenant Defeasance, we must satisfy certain conditions. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on such Debt Securities on the maturity dates of such payments or upon redemption.

   Following a Defeasance, payment of the Debt Securities defeased may not be accelerated because of an Event of Default. Following a Covenant Defeasance, the payment of Debt Securities may not be accelerated by reference to the covenants from which we have been released. A Defeasance may occur after a Covenant Defeasance.

   Under current United States federal income tax law, a Defeasance would be treated as an exchange of the relevant Debt Securities in which holders of Debt Securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from what would be includible absent that Defeasance. We urge investors to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

   Under current United States federal income tax law, unless accompanied by other changes in the terms of the Debt Securities, Covenant Defeasance should not be treated as a taxable exchange.

Subordination

   Each series of Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all "Senior Indebtedness" as defined below. If:

  . we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

  . a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

  . the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Subordinated Notes have the right to receive any payments of principal or interest on their Subordinated Notes.

   "Senior Indebtedness" means, with respect to any series of Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

  . all of our indebtedness that is evidenced by notes, debentures, bonds or other securities we sell for money or other obligations for money borrowed;

  . all indebtedness of others of the kinds described in the preceding category which we have assumed or guaranteed or which we have in effect guaranteed through an agreement to purchase, contingent or otherwise; and

  . all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

Any such indebtedness, renewal, extension or refunding, however, will not be "Senior Indebtedness" if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

   Some future series of Subordinated Notes may rank senior to other series of Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

   The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue. As of December 31, 1998, our Senior Indebtedness totaled approximately $4,044,000,000.

Concerning the Trustee

   The Chase Manhattan Bank is the Bond Trustee under the Mortgage and the Trustee under each Indenture. We and some of our affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank.

                              PLAN OF DISTRIBUTION

   We may sell the New Bonds and the New Debt Securities in any of three ways:

  .  through underwriters or dealers;

  . directly to a limited number of institutional purchasers or to a single purchaser; or

  .  through agents.

   The applicable Prospectus Supplement will describe the terms under which the New Bonds and the New Debt Securities are offered, including:

  .  the names of any underwriters, dealers or agents;

  .  the purchase price and our net proceeds from the sale;

  . any underwriting discounts and other items constituting underwriters' compensation;

  .  any initial public offering price; and

  .  any discounts or concessions allowed, re-allowed or paid to dealers.

   We or any underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

   If we use underwriters in the sale of New Bonds and New Debt Securities, those underwriters will acquire the New Bonds and the New Debt Securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless we state otherwise in the applicable Prospectus Supplement, the obligations of any underwriter to purchase the New Bonds and the New Debt Securities will be subject to conditions, and the underwriter will be obligated to purchase all the New Bonds and the New Debt Securities, except that in some cases involving a default by an underwriter, less than all of the New Bonds and the New Debt Securities may be purchased. If we sell the New Bonds and the New Debt Securities through an agent, the applicable Prospectus Supplement will state the name and any commission we may pay to the agent. Unless we state otherwise in the Prospectus Supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

   The applicable Prospectus Supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price specified in the Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions specified in the applicable Prospectus Supplement. Additionally, the applicable Prospectus Supplement will set forth the commission payable for solicitation of those contracts.

   Agents and underwriters may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

   Underwriters and their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their business.

                                    EXPERTS

   Our consolidated financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, except PanEnergy Corp and subsidiaries as of and for the period ended December 31, 1996, included in our annual report on Form 10-K, which are incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference in this Prospectus. The financial statements of PanEnergy Corp and subsidiaries (consolidated with our financial statements) as of and for the period ended December 31, 1996 have been audited by KPMG LLP, independent auditors, as stated in their report incorporated by reference in this Prospectus. Those financial statements are incorporated in this Prospectus in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

   Ellen T. Ruff, Esq., who is our Vice President and General Counsel, Corporate, Gas and Electric Operations, or another of our lawyers and Dewey Ballantine LLP, our outside counsel, will issue opinions about the legality of the New Bonds and the New Debt Securities. Ms. Ruff owns, and such other lawyer likely would own, our Common Stock and options to purchase shares of our Common Stock. Counsel named in the applicable Prospectus Supplement will issue opinions about the legality of the New Bonds and the New Debt Securities on behalf of any underwriters, dealers or agents.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution (Estimated):

SEC Filing Fee..................................................... $  278,000*
Trustee Fees.......................................................    140,000
Printing and Engraving Costs.......................................    190,000
Legal Fees and Expenses............................................    190,000
Accounting Fees....................................................     35,000
Blue Sky Fees and Expenses.........................................     10,000
Rating Agency Fees.................................................    230,000
Miscellaneous......................................................      7,000
                                                                    ----------
  Total............................................................ $1,080,000
                                                                    ==========

--------
*Actual

Item 15. Indemnification of Directors and Officers.

   Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of the registrant permit indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 ("Act"). In addition, the registrant has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the Act.

Item 16. Exhibits.

   Exhibits filed herewith:

 Exhibit
 Number
 -------
 1-A      --Form of Underwriting Agreement relating to the New Bonds.
 1-B      --Form of Underwriting Agreement relating to the Senior Notes.
 1-C      --Form of Underwriting Agreement relating to the Subordinated Notes.
 1-D      --Form of Calculation Agent Agreement relating to the Senior Notes.
 4-B-81   --Form of Supplemental Indenture relating to the New Bonds.
 4-D-1    --Senior Indenture from registrant to The Chase Manhattan Bank, dated as of September 1, 1998, relating to the Senior Notes.
 4-D-1(A) --First Supplemental Indenture dated as of December 4, 1998 supplementing said Senior Indenture.
 4-D-1(B) --Second Supplemental Indenture dated as of January 12, 1999 supplementing said Senior Indenture.
 4-D-1(C) --Third Supplemental Indenture dated as of March 11, 1999 supplementing said Senior Indenture.
 4-D-1(D) --Form of Supplemental Indenture relating to the Senior Notes.
 4-D-2(A) --First Supplemental Indenture dated as of December 8, 1997 supplementing the Subordinated Indenture incorporated by reference as Exhibit 4-D-2 hereto.
 4-D-2(B) --Form of Supplemental Indenture relating to the Subordinated Notes.
 5        --Opinion of Ellen T. Ruff, Esq.
 12       --Computation of Ratio of Earnings to Fixed Charges.

 Exhibit
 Number
 -------
 23(A)-1 --Consent of Deloitte & Touche LLP.
 23(A)-2 --Consent of KPMG LLP.
 23(A)-3 --Consent of Ellen T. Ruff, Esq. (included in Exhibit 5 above).
 23(A)-4 --Consent of Dewey Ballantine LLP.
 24(A)   --Copy of power of attorney of certain officers and directors of registrant.
 24(B)   --Resolution of Duke Energy Corporation regarding power of attorney.
 25(A)   --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as First and Refunding Mortgage
           Bond Indenture Trustee.
 25(B)   --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Indenture Trustee.
 25(C)   --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
           Trustee.

   Exhibits incorporated herein by reference:

 Exhibit
 Number
 -------
 4-A-1   --Form of the New Bonds will be substantially as set forth on pages 7 through 12 of Exhibit 4-B-81 hereto.
 4-B-1   --First and Refunding Mortgage from registrant to Guaranty Trust
           Company of New York, Trustee, dated as of December 1, 1927 (filed with Form S-1, File No. 2-7224, effective October 15, 1947, as
           Exhibit 7(a)).
 4-B-2   --Supplemental Indenture, dated as of March 12, 1930, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(b)).
 4-B-3   --Supplemental Indenture, dated as of July 1, 1935, supplementing said
           Mortgage (filed with Form S-1, File No. 2-7224, effective October 15,
           1947, as Exhibit 7(c)).
 4-B-4   --Supplemental Indenture, dated as of December 1, 1935, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(d)).
 4-B-5   --Supplemental Indenture, dated as of September 1, 1936, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(e)).
 4-B-6   --Supplemental Indenture, dated as of January 1, 1941, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(f)).
 4-B-7   --Supplemental Indenture, dated as of April 1, 1944, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(g)).
 4-B-8   --Supplemental Indenture, dated as of September 1, 1947, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(h)).
 4-B-9   --Supplemental Indenture, dated as of September 8, 1947, supplementing said Mortgage (filed with Form S-1, File No. 2-10401, effective
           August 21, 1953, as Exhibit 4-B-9).
 4-B-10  --Supplemental Indenture, dated as of February 1, 1949, supplementing said Mortgage (filed with Form S-1, File No. 2-7808, effective
           February 3, 1949, as Exhibit 7(j)).
 4-B-11  --Supplemental Indenture, dated as of March 1, 1949, supplementing said Mortgage (filed with Form S-1, File No. 2-8877, effective April
           6, 1951, as Exhibit 7(k)).
 4-B-12  --Supplemental Indenture, dated as of April 1, 1951, supplementing said Mortgage (filed with Form S-1, File No. 2-8877, effective April
           6, 1951, as Exhibit 7(l)).

 Exhibit
 Number
 -------
 4-B-13  --Supplemental Indenture, dated as of September 1, 1953, supplementing said Mortgage (filed with Form S-1, File No. 2-10401, effective
           August 21, 1953, as Exhibit 4-B-13).
 4-B-14  --Supplemental Indenture, dated as of October 1, 1954, supplementing said Mortgage (filed with Form S-9, File No. 2-11297, effective
           December 30, 1954, as Exhibit 2-B-14).
 4-B-15  --Supplemental Indenture, dated as of January 1, 1955, supplementing said Mortgage (filed with Form S-9, File No. 2-11297, effective
           December 30, 1954, as Exhibit 2-B-15).
 4-B-16  --Supplemental Indenture, dated as of May 1, 1956, supplementing said
           Mortgage (filed with Form S-9, File No. 2-12402, effective April 26,
           1956, as Exhibit 2-B-16).
 4-B-17  --Supplemental Indenture, dated as of January 1, 1960, supplementing said Mortgage (filed with Form 10, effective June 29, 1961, as
           Exhibit 3-B-18).
 4-B-18  --Supplemental Indenture, dated as of February 1, 1960, supplementing said Mortgage (filed with Form 10, effective June 29, 1961, as
           Exhibit 3-B-19).
 4-B-19  --Supplemental Indenture, dated as of February 1, 1962, supplementing said Mortgage (filed with Form S-9, File No. 2-20577, effective
           August 16, 1962, as Exhibit 2-B-20).
 4-B-20  --Supplemental Indenture, dated as of August 1, 1962, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective
           August 23, 1966, as Exhibit 4-B-19).
 4-B-21  --Supplemental Indenture, dated as of June 15, 1964, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective
           August 23, 1966, as Exhibit 4-B-20).
 4-B-22  --Supplemental Indenture, dated as of February 1, 1965, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective
           August 23, 1966, as Exhibit 4-B-21).
 4-B-23  --Supplemental Indenture, dated as of April 1, 1967, supplementing said Mortgage (filed with Form S-9, File No. 2-28023, effective
           February 15, 1968, as Exhibit 2-B-25).
 4-B-24  --Supplemental Indenture, dated as of February 1, 1968, supplementing said Mortgage (filed with Form S-9, File No. 2-31304, effective
           January 21, 1969, as Exhibit 2-B-26).
 4-B-25  --Supplemental Indenture, dated as of February 1, 1969, supplementing said Mortgage (filed with Form S-7, File No. 2-34289, effective
           August 27, 1969, as Exhibit 2-B-27).
 4-B-26  --Supplemental Indenture, dated as of September 1, 1969, supplementing said Mortgage (filed with Form S-7, File No. 2-36095, effective
           February 16, 1970, as Exhibit 2-B-39).
 4-B-27  --Supplemental Indenture, dated as of March 1, 1970, supplementing said Mortgage (filed with Form S-7, File No. 2-37953, effective July
           28, 1970, as Exhibit 2-B-42).
 4-B-28  --Supplemental Indenture, dated as of August 1, 1970, supplementing said Mortgage (filed with Form S-7, File No. 2-39451, effective March
           4, 1971, as Exhibit 2-B-28).
 4-B-29  --Supplemental Indenture, dated as of March 1, 1971, supplementing said Mortgage (filed with Form S-7, File No. 2-42404, effective
           December 7, 1971, as Exhibit 2-B-29).
 4-B-30  --Supplemental Indenture, dated as of December 1, 1971, supplementing said Mortgage (filed with Form S-7, File No. 2-43122, effective March
           7, 1972, as Exhibit 2-B-30).
 4-B-31  --Supplemental Indenture, dated as of April 1, 1972, supplementing said Mortgage (filed with Form S-7, File No. 2-46208, effective
           November 20, 1972, as Exhibit 2-B-31).
 4-B-32  --Supplemental Indenture, dated as of December 1, 1972, supplementing said Mortgage (filed with Form S-7, File No. 2-48058, effective June
           5, 1973, as Exhibit 2-B-32).
 4-B-33  --Supplemental Indenture, dated as of June 1, 1973, supplementing said
           Mortgage (filed with Form S-7, File No. 2-49333, effective November
           5, 1973, as Exhibit 2-B-33).

 Exhibit
 Number
 -------
 4-B-34  --Supplemental Indenture, dated as of November 1, 1973, supplementing said Mortgage (filed with Form S-7, File No. 2-50493, effective April
           25, 1974, as Exhibit 2-B-34).
 4-B-35  --Supplemental Indenture, dated as of May 1, 1974, supplementing said
           Mortgage (filed with Form S-7, File No. 2-52669, effective February
           11, 1975, as Exhibit 2-B-35).
 4-B-36  --Supplemental Indenture, dated as of February 1, 1975, supplementing said Mortgage (filed with Form S-7, File No. 2-57118, effective
           October 5, 1976, as Exhibit 2-B-36).
 4-B-37  --Supplemental Indenture, dated as of July 1, 1975, supplementing said
           Mortgage (filed with Form S-7, File No. 2-57118, effective October 5,
           1976, as Exhibit 2-B-37).
 4-B-38  --Supplemental Indenture, dated as of October 1, 1976, supplementing said Mortgage (filed with Form S-7, File No. 2-59494, effective
           August 10, 1977, as Exhibit 2-B-38).
 4-B-39  --Supplemental Indenture, dated as of September 1, 1977, supplementing said Mortgage (filed with Form S-7, File No. 2-61995, effective July
           26, 1978, as Exhibit 2-B-39).
 4-B-40  --Supplemental Indenture, dated as of August 1, 1978, supplementing said Mortgage (filed with Form S-7, File No. 2-64541, effective June
           7, 1979, as Exhibit 2-B-40).
 4-B-41  --Supplemental Indenture, dated as of June 1, 1979, supplementing said
           Mortgage (filed with Form S-7, File No. 2-65371, effective October 2,
           1979, as Exhibit 2-B-41).
 4-b-42  --Supplemental Indenture, dated as of October 1, 1979, supplementing said Mortgage (filed with Form S-7, File No. 2-66659, effective March
           12, 1980, as Exhibit 2-B-42).
 4-B-43  --Supplemental Indenture, dated as of March 1, 1980, supplementing said Mortgage (filed with Form S-16, File No. 2-68571, effective
           August 19, 1980, as Exhibit 2-B-43).
 4-B-44  --Supplemental Indenture, dated as of August 1, 1980, supplementing said Mortgage (filed with Form S-16, File No. 2-75951, effective
           February 23, 1982, as Exhibit 2-B-44).
 4-B-45  --Supplemental Indenture, dated as of March 1, 1982, supplementing said Mortgage (filed with Form S-3, File No. 2-78882, effective August
           30, 1982, as Exhibit 4-B-45).
 4-B-46  --Supplemental Indenture, dated as of September 1, 1982, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April
           1, 1985, as Exhibit 4-B-46).
 4-B-47  --Supplemental Indenture, dated as of May 1, 1983, supplementing said
           Mortgage (filed with Form S-3, File No. 2-95931, effective April 1,
           1985, as Exhibit 4-B-47).
 4-B-48  --Supplemental Indenture, dated as of September 1, 1983, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April
           1, 1985, as Exhibit 4-B-48).
 4-B-49  --Supplemental Indenture, dated as of September 1, 1984, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April
           1, 1985, as Exhibit 4-B-49).
 4-B-50  --Supplemental Indenture, dated as of March 1, 1985, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April
           1, 1985, as Exhibit 4-B-50).
 4-B-51  --Supplemental Indenture, dated as of December 1, 1985, supplementing said Mortgage (filed with Form S-3, File No. 33-5163, effective May
           2, 1986, as Exhibit 4-B-51).
 4-B-52  --Supplemental Indenture, dated as of April 1, 1986, supplementing said Mortgage (filed with Form S-3, File No. 33-5163, effective May 2,
           1986, as Exhibit 4-B-52).
 4-B-53  --Supplemental Indenture, dated as of May 1, 1986, supplementing said
           Mortgage (filed with Form 10-K for the year ended December 31, 1986,
           File No. 1-4928, as Exhibit 4-B-53).
 4-B-54  --Supplemental Indenture, dated as of June 1, 1986, supplementing said
           Mortgage (filed with Form 10-K for the year ended December 31, 1986,
           File No. 1-4928, as Exhibit 4-B-54).
 4-B-55  --Supplemental Indenture, dated as of February 1, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
           1986, File No. 1-4928, as Exhibit 4-B-55).

 Exhibit
 Number
 -------
 4-B-56  --Supplemental Indenture, dated as of February 15, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
           1986, File No. 1-4928, as Exhibit 4-B-56).
 4-B-57  --Supplemental Indenture, dated as of March 1, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
           1986, File No. 1-4928, as Exhibit 4-B-57).
 4-B-58  --Supplemental Indenture, dated as of October 1, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
           1987, File No. 1-4928, as Exhibit 4-B-58).
 4-B-59  --Supplemental Indenture, dated as of February 1, 1990, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
           1989, File No. 1-4928, as Exhibit 4-B-59).
 4-B-60  --Supplemental Indenture, dated as of March 1, 1990, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
           1990, File No. 1-4928, as Exhibit 4-B-60).
 4-B-61  --Supplemental Indenture, dated as of May 1, 1990, supplementing said
           Mortgage (filed with Form 10-K for the year ended December 31, 1990,
           File No. 1-4928, as Exhibit 4-B-61).
 4-B-62  --Supplemental Indenture, dated as of May 15, 1990, supplementing said
           Mortgage (filed with Form 10-K for the year ended December 31, 1990,
           File No. 1-4928, as Exhibit 4-B-62).
 4-B-63  --Supplemental Indenture, dated as of March 1, 1991, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
           1990, File No. 1-4928, as Exhibit 4-B-63).
 4-B-64  --Supplemental Indenture, dated as of July 1, 1991, supplementing said
           Mortgage (filed with Form S-3, File No. 33-45501, effective February
           13, 1992, as Exhibit 4-B-64).
 4-B-65  --Supplemental Indenture, dated as of December 1, 1991, supplementing said Mortgage (filed with Form S-3, File No. 33-44501, effective
           February 13, 1992, as Exhibit 4-B-65).
 4-B-66  --Supplemental Indenture, dated as of March 1, 1992, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
           1991, File No. 1-4928, as Exhibit 4-B-66).
 4-B-67  --Supplemental Indenture, dated as of June 1, 1992, supplementing said
           Mortgage (filed with Form S-3, File No. 33-50592, effective August
           11, 1992, as Exhibit 4-B-67).
 4-B-68  --Supplemental Indenture, dated as of July 1, 1992, supplementing said
           Mortgage (filed with Form S-3, File No. 33-50592, effective August 11,
           1992, as Exhibit 4-B-68).
 4-B-69  --Supplemental Indenture, dated as of September 1, 1992, supplementing said Mortgage (filed with Form S-3, File No. 33-53308, effective
           November 24, 1992, as Exhibit 4-B-69).
 4-B-70  --Supplemental Indenture, dated as of February 1, 1993, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
           1992, File No. 1-4928, as Exhibit 4-B-70).
 4-B-71  --Supplemental Indenture, dated as of March 1, 1993, supplementing said Mortgage (filed with Form S-3, No. 33-59448, effective March 17,
           1993, as Exhibit 4-B-71).
 4-B-72  --Supplemental Indenture, dated as of April 1, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
           October 20, 1993, as Exhibit 4-B-72).
 4-B-73  --Supplemental Indenture, dated as of May 1, 1993, supplementing said
           Mortgage (filed with Form S-3, File No. 33-50543, effective October
           20, 1993, as Exhibit 4-B-73).
 4-B-74  --Supplemental Indenture, dated as of June 1, 1993, supplementing said
           Mortgage (filed with Form S-3, File No. 33-50543, effective October
           20, 1993, as Exhibit 4-B-74).
 4-B-75  --Supplemental Indenture, dated as of July 1, 1993, supplementing said
           Mortgage (filed with Form S-3, File No. 33-50543, effective October
           20, 1993, as Exhibit 4-B-75).
 4-B-76  --Supplemental Indenture, dated as of August 1, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
           October 20, 1993, as Exhibit 4-B-76).

 Exhibit
 Number
 -------
 4-B-77   --Supplemental Indenture, dated as of August 20, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
            October 20, 1993, as Exhibit 4-B-77).
 4-B-78   --Supplemental Indenture, dated as of May 1, 1994, supplementing said
            Mortgage (filed with Form 10-K for the year ended December 31, 1994,
            File No. 1-4928, as Exhibit 4-B-78).
 4-B-79   --Supplemental Indenture, dated as of November 1, 1994, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
            1994, File No. 1-4928, as Exhibit 4-B-79).
 4-B-80   --Supplemental Indenture, dated as of August 1, 1995, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
            1995, File No. 1-4928, as Exhibit 4-B-80).
 4-C      --Instrument of Resignation, Appointment and Acceptance among the registrant, Morgan Guaranty Trust Company of New York, as Trustee,
            and Chemical Bank (now The Chase Manhattan Bank), as Successor
            Trustee, dated as of August 30, 1994 (filed with Form 10-K for the year ended December 31, 1994, File No. 1-4928, as Exhibit 4-C).
 4-D-2    --Subordinated Indenture from registrant to The Chase Manhattan Bank, dated as of December 1, 1997, relating to the Subordinated Notes
            (filed with Form S-3, File No. 333-14209 effective September 3,
            1998, as Exhibit 4-D-2).
 4-D-1(B) --Form of the Senior Notes will be substantially as set forth on pages A-1 through A-6 of Exhibit 4-D-1(D) hereto or as to be filed as Exhibit(s) by means of Form 8-K.
 4-D-2(B) --Form of the Subordinated Notes will be substantially as set forth on pages A-1 through A-6 of Exhibit 4-D-2(B) hereto or as to be filed as Exhibit(s) by means of Form 8-K.

   The total amount of securities of the registrant or its subsidiaries authorized under any instrument with respect to long-term debt not filed as an exhibit does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. The registrant agrees, upon request of the Securities and Exchange Commission, to furnish copies of any or all of such instruments.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

    (i)   To include any prospectus required by section 10(a)(3) of the Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte and State of North Carolina, on the 31st day of March, 1999.

                                          Duke Energy Corporation
                                           Registrant

                                                       R. B. Priory
                                          By:__________________________________
                                             Chairman of the Board, President
                                                and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

                 Signature                       Title               Date
                 ---------                       -----               ----
   R. B. Priory                             Chairman of the      March 31, 1999
                                            Board, President
                                          and Chief Executive
                                                Officer
                                               (Principal
                                           Executive Officer)

   Richard J. Osborne                        Executive Vice      March 31, 1999
                                             President and
                                            Chief Financial
                                                Officer
                                               (Principal
                                           Financial Officer)

   Jeffrey L. Boyer                        Vice President and    March 31, 1999
                                               Corporate
                                               Controller
                                               (Principal
                                          Accounting Officer)

   G. Alex Bernhardt, Sr.
   Robert J. Brown
   William A. Coley
   William T. Esrey
   Ann Maynard Gray
   Dennis R. Hendrix
   Harold S. Hook                              All of the        March 31, 1999
                                               Directors
   George Dean Johnson
   Max Lennon
   Leo E. Linbeck, Jr.
   James G. Martin
   R. B. Priory
   Russell M. Robinson, II


   Richard J. Osborne, by signing his name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                            /s/ Richard J. Osborne
                                            ------------------------------------
                                                    Richard J. Osborne
                                                     Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number   Exhibit
 -------  -------
 1-A      --Form of Underwriting Agreement relating to the New Bonds.
 1-B      --Form of Underwriting Agreement relating to the Senior Notes.
 1-C      --Form of Underwriting Agreement relating to the Subordinated Notes.
 1-D      --Form of Calculation Agent Agreement relating to the Senior Notes.
 4-B-81   --Form of Supplemental Indenture relating to the New Bonds.
 4-D-1    --Senior Indenture from registrant to The Chase Manhattan Bank, dated as of September 1, 1998, relating to the Senior Notes.
 4-D-1(A) --First Supplemental Indenture dated as of December 4, 1998 supplementing said Senior Indenture.
 4-D-1(B) --Second Supplemental Indenture dated as of January 12, 1999 supplementing said Senior Indenture.
 4-D-1(C) --Third Supplemental Indenture dated as of March 11, 1999 supplementing said Senior Indenture.
 4-D-1(D) --Form of Supplemental Indenture relating to the Senior Notes.
 4-D-2(A) --First Supplemental Indenture dated as of December 8, 1997 supplementing the Subordinated Indenture incorporated by reference as Exhibit 4-D-2 hereto.
 4-D-2(B) --Form of Supplemental Indenture relating to the Subordinated Notes.
 5        --Opinion of Ellen T. Ruff, Esq.
 12       --Computation of Ratio of Earnings to Fixed Charges.
 23(A)-1  --Consent of Deloitte & Touche LLP.
 23(A)-2  --Consent of KPMG LLP.
 23(A)-3  --Consent of Ellen T. Ruff, Esq. (included in Exhibit 5 above).
 23(A)-4  --Consent of Dewey Ballantine LLP.
 24(A)    --Copy of power of attorney of certain officers and directors of registrant.
 24(B)    --Resolution of Duke Energy Corporation regarding power of attorney.
 25(A)    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as First and Refunding
            Mortgage Bond Indenture Trustee.
 25(B)    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Indenture Trustee.
 25(C)    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
            Trustee.